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                                                                As amended as of
                                                                  August 5, 1998

                             TIME WARNER TELECOM LLC
                                1998 OPTION PLAN

                                    ARTICLE I
                               Purpose of the Plan

               The purpose of the Time Warner Telecom LLC (the "Company") 1998 Option Plan (hereinafter the "Plan") is to provide for the granting of options to representatives and employees of the Company and its Subsidiaries in recognition of the valuable services provided, and contemplated to be provided, by such representatives and employees. The general purpose of the Plan is to promote the interests of the Company and its members and to reward dedicated representatives and employees of the Company and its Subsidiaries by providing them additional incentives to continue and increase their efforts with respect to, and to remain in the employ of, the Company or its Subsidiaries.

                                   ARTICLE II

                               Certain Definitions

               The following terms (whether used in the singular or plural) have the meanings indicated when used in the Plan:

               (a) "Agreement" means the option agreement specified in Article
          XI.

               (b) "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the members of the Company) shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving company or pursuant to which Interests would be converted into cash, securities or other property, other than a merger of the Company in which the equityholders of the Company immediately prior to the merger have the same proportionate ownership of the equity value of the surviving company immediately after the merger or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company; provided that the reconstitution of the Company as a




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corporation or other entity or a public offering of the equity of the Company
(or its successor) shall not constitute an Approved Transaction.

               (c) "Award" means grants of Options under this Plan.

               (d) "Board" means the Management Committee of the Company.

               (e) "Board Change" means such time as the Initial Members and their respective affiliates as a group cease to have the ability to elect a majority of the members of the Board (other than the chief executive officer of the Company and independent representatives; provided that independent representatives shall be included in calculating whether the foregoing majority requirement is satisfied if the representatives nominated by the Initial Members and their respective affiliates do not constitute a majority of the committee that selects the Board's nominees for independent representatives) and a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Initial Members and their respective affiliates) has become the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the voting interests of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the voting interests of the Company, on a fully diluted basis, than is held by the Initial Members and their respective affiliates as a group on such date.

               (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

               (g) "Committee" means the Committee comprised of members of the Board appointed pursuant to Article IV.

               (h) "Company" means Time Warner Telecom LLC, a limited liability company, and any successor thereto.

               (i) "Effective Date" means the date the Plan becomes effective pursuant to Article XV.

               (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

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               (k) "Fair Market Value" of Units shall mean the fair market value of such Units as determined in good faith by the Board after consultation with an independent appraiser or other third party deemed appropriate by the Board.
In the event of an Approved Transaction involving the sale of Interests of the Company, the Fair Market Value of a Unit shall be based upon the price per Unit paid by the acquiror in connection with such Approved Transaction, subject to appropriate adjustment to reflect relative differences among the Units as determined in good faith by the Board.

               (l) "Holder" means a representative or an employee of the Company or any of its Subsidiaries who has received an Award under this Plan. An individual shall continue to be considered a Holder for purposes of this Plan during the period such individual holds Units acquired pursuant to an exercise of an Option.

               (m) "Initial Members" means Time Warner Inc., MediaOne Group, Inc., Advance/Newhouse Partnership and the affiliates of each of the foregoing.

               (n) "Interest" shall mean a Class A Interest in the Company as defined in the Operating Agreement.

               (o) "Operating Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Time Warner Telecom LLC dated July 14, 1998, as in effect from time to time.

               (p) "Option" means any option granted pursuant to this Plan.

               (q) "Plan" has the meaning ascribed thereto in Article I.

               (r) "Subsidiary" of a person means any present or future subsidiary of such person as such term is defined in section 425 of the Code and any present or future trade or business, whether or not incorporated, controlled by or under common control with such person. An entity shall be deemed a Subsidiary of a person only for such periods as the requisite ownership or control relationship is maintained.

               (s) "Total Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code.

               (t) "Unit" shall mean an Interest in the Company expressed as a unit. As of the date of the initial grant of Options under the Plan, the Board shall determine the notional amount of Units considered to be outstanding and the

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percentage interest of the equity value of the Company represented by each Unit, which amounts shall be subject to adjustment as provided in Section 3.02 and
Section 6.06. Any references herein to Units include any securities exchanged in the conversion of Units.

                                   ARTICLE III
                            Units Subject to the Plan

               SECTION 3.01. Number of Units. Subject to the provisions of
Section 3.02 and Section 6.06, the maximum number of Units in respect of which Awards may be granted under the Plan shall be determined by the Board as of the date of the initial grant of Awards under the Plan, but shall in no event represent more than 10% of the equity value of the Company as of that date. The maximum number of Units in respect of which Awards may be granted during any calendar year to any one individual under the Plan shall not exceed one-half the number of Units that may be subject to Awards granted under the Plan under the preceding sentence. If and to the extent that an Option shall expire, terminate or be canceled for any reason without having been exercised, the Units subject to such expired, terminated or canceled portion of the Option shall again become available for purposes of the Plan.

               SECTION 3.02. Adjustments. In addition to the adjustment in the Interests as described in Section 6.06, in the event that the Board determines that any dividend or other distribution (whether in the form of cash, Interests, securities or other property), recapitalization, reorganization, merger, consolidation, issuance or exchange of Interests, other ownership interests or other securities of the Company, issuance of warrants or other rights to purchase Interests, other ownership interests or other securities of the Company or other similar corporate transaction or event affects the Interests such that an adjustment is determined by the Board in its discretion to be appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, in such manner as it may deem equitable, adjust any or all of (a) the number of Units, other ownership interests or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (b) the number of Units, other ownership interests or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or the percentage of Interests, other ownership interests or

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other securities of the Company subject to Units and (c) the exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the Holder of an outstanding Option in consideration for the cancelation of such Option. No adjustment shall be made on account of the issuance of Interests with respect to Options.


                                   ARTICLE IV
                                 Administration

               SECTION 4.01. Powers. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have plenary authority, in its discretion, to grant Awards under the Plan and to determine the terms and conditions (which need not be identical) of all Awards so granted, including without limitation, (a) the individuals to whom, and the time or times at which, Awards shall be granted or awarded, (b) the number of Units to be subject to each Award, (c) when an Option can be exercised and whether in whole or in installments, and (d) the form, terms and provisions of any Agreement (which terms may be amended, subject to Article XIV).

               SECTION 4.02. Factors to Consider. In making determinations hereunder, the Board may take into account the nature of the services rendered by the respective representatives and employees, their dedication and past contributions to the Company and its Subsidiaries, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Board in its discretion shall deem relevant.

               SECTION 4.03. Interpretation. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Board on the matters referred to in this Article IV shall be conclusive.

               SECTION 4.04. Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee and delegate to such Committee the authority of the Board to administer the Plan, including to the extent provided by the Board, the power to further delegate such authority. Upon such appointment and delegation, any such Committee shall have all the powers, privileges and duties of

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the Board in the administration of the Plan to the extent provided in such delegation, except for the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in such Committee and may discharge such Committee.

               Any such Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

                                    ARTICLE V
                                   Eligibility

               Awards may be made only to (a) representatives, employees, including officers and representatives who are also employees, of, and consultants to, the Company or any of its Subsidiaries, (b) prospective employees of the Company or any of its Subsidiaries and (c) any other individuals providing services to the Company or any of its Subsidiaries. The exercise of Options granted to a prospective employee shall be conditioned upon such person becoming an employee of the Company or any of its Subsidiaries. For purposes of the Plan, the term "prospective employee" shall mean any person who holds an outstanding offer of employment on specific terms from the Company or any of its Subsidiaries. Awards may be made to employees who hold or have held Awards under this Plan or any similar or other awards under any other plan of the Company or its Subsidiaries.

                                   ARTICLE VI

                                     Options

               SECTION 6.01. Option Price. The purchase price of the Units under each Option shall be determined by the Board and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of the Unit on the date of grant.

               SECTION 6.02. Term of Options. The term of each Option shall be for such period as the Board shall determine, as set forth in the applicable Agreement, but not more than

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10 years from the date of grant (except as provided in Section 6.08(b)).

               SECTION 6.03. Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option). The Agreement may contain conditions precedent to the exercisability of Options, including without limitation, the achievement of minimum performance criteria.

               SECTION 6.04. Manner of Exercise. Payment of the Option purchase price shall be made in cash or in whole Units already owned by the person exercising an Option or, partly in cash and partly in such Units; provided, however, that such payment may be made in whole or in part in Units held for six months and only if and to the extent permitted by the applicable Agreement. In addition, before the occurrence of an IPO (as defined below), the Company may, in its sole discretion, lend, on a full recourse basis, funds sufficient to pay any applicable exercise price; provided that any such loan shall (i) be made only in the event of the Holder's death or the Holder's termination of employment by the Company without cause (as determined by the Board), (ii) be made at commercial rates and (iii) be payable in full by the borrower on the earliest to occur of (a) the six month anniversary of the date of exercise, (b) 30 days after an IPO or (c) the sale of the Unit(s) acquired upon exercise of the Option. Such an Option shall be exercised by written notice to the Company upon such terms and conditions as provided in the Agreement. The Company shall effect the transfer of the Units purchased under the Option as soon as practicable. No Holder or other person exercising an Option shall have any of the rights of a Unitholder of the Company with respect to Units subject to an Option granted under the Plan until due exercise and full payment has been made.

               SECTION 6.05. Limited Transferability of Options. Except as set forth in this Section 6.05 and Article XXI, Options shall not be transferable other than by will or the laws of descent and distribution, and Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal

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representative). The Agreement may provide that Options are transferable by gift to such persons or entities and upon such terms and conditions specified in the Agreement.

               SECTION 6.06. Adjustment of Percentage of Interests Subject to Units. Upon the issuance or redemption of Interests in the Company, the number of Units available under the Plan and the number of Units subject to outstanding Options shall be equitably adjusted as determined by the Board in its sole discretion to prevent inappropriate dilution or enlargement of the economic interest represented by such Units.

               SECTION 6.07. Restrictions. As a condition to the exercise of an Option, the Holder will be required to become a party to the Operating Agreement and the Stockholders Agreement (as defined in the Operating Agreement) and the Interests acquired upon exercise of the Option will be held subject in all respects to the terms and conditions of the Operating Agreement and Stockholders Agreement. In addition, certificates representing Interests issued upon exercise of Options shall bear a restrictive legend to the effect that transferability of such Interests is subject to the restrictions contained in the Plan and the applicable Agreement.

               SECTION 6.08. Special Exercise Delay/Extension of Options. The provisions of this Section 6.08 shall apply to an Option unless the applicable Option Agreement otherwise provides.

               (a) An otherwise vested Option shall not be exercisable until the "Liquidity Date" which shall be the earlier of (i) an initial public offering of equity securities (an "IPO") of the Company or a successor thereto and (ii) the first anniversary of the initial grant of Options under the Plan; provided that the Liquidity Date may be postponed at the discretion of the Board, to comply with applicable securities laws or, prior to an IPO, to avoid the need for the Company to register the Interests under the securities laws.

               (b) If the vested portion of an Option would expire when the Liquidity Date has not yet occurred, the expiration date of such vested portion shall be extended until the later of (i) 30 days after the Liquidity Date or (ii) the regularly scheduled expiration date.

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               (c) Prior to an IPO, vested Options may be exercised only during the 30-day period starting on each Communication Date.

               SECTION 6.09. Section 83(b) election. Unless the Board determines otherwise, an individual exercising an Option will be required to make a timely, valid election under section 83(b) of the Code.

               SECTION 6.10. Tax Treatment of Exercise. Solely for purposes of determining the appropriate tax treatment of the Members and the Holder, upon exercise of an Option, a Holder will be treated as if the Company paid him or her an amount equal to the aggregate difference between the exercise price and the Fair Market Value of the Units subject to the Option and the Holder then purchased from the Company for cash the applicable number of Units at the then-current Fair Market Value of such Units.

               SECTION 6.11 Value Determinations. The Company shall determine the Fair Market Value of the Units as of December 31 and June 30 of each year (each, a "Valuation Date"). Such Fair Market Value shall be communicated to Holders as soon as practicable following each Valuation Date (each such date, a "Communication Date").

                                   ARTICLE VII
                             Acceleration of Options

               Notwithstanding any contrary waiting period or installment period in any Agreement or in the Plan, or unless the applicable Agreement provides otherwise, if a Holder's employment shall terminate by reason of death or Total Disability, or in the event of any Approved Transaction or Board Change each outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of Units covered thereby.

                                  ARTICLE VIII
                            Termination of Employment

               SECTION 8.01. General. If a Holder's employment shall terminate prior to the complete exercise of an Option, then such Option shall thereafter be exercisable in accordance with the provisions of the applicable Agreement (including the provisions of any other agreement referred to in the Agreement); provided, however, that (a) no Option may be exercised after the scheduled expiration date of such Option; (b) if the Holder's employment terminates by reason

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of death or Total Disability, Options shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option); and (c) any termination by the employing company for cause will be treated in accordance with the provisions of Section 8.02.

               SECTION 8.02. Termination for Cause. If a Holder's employment with the Company or any of its Subsidiaries shall be terminated for cause, by the Company or such Subsidiary prior to the exercise of any Option, then all Options held by such Holder and any permitted transferee pursuant to Section
6.05 shall immediately terminate. For the purposes of this Section 8.02, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party. In the absence of an employment agreement, cause shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Board Change, termination for cause in the absence of an employment agreement shall mean only a felony conviction for fraud, misappropriation or embezzlement.

               SECTION 8.03. Miscellaneous. The Board may determine whether any given leave of absence constitutes a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or one of its Subsidiaries.

                                   ARTICLE IX
                    Right of Company to Terminate Employment

               Nothing contained in the Plan or in any Award shall confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company or any of its Subsidiaries.

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                                    ARTICLE X
                            Nonalienation of Benefits

               Except as specifically provided in Section 6.05 and Article XXI, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

                                   ARTICLE XI
                                Written Agreement

               Each grant of an Option shall be evidenced by an Option Agreement in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve; provided, however, that such Awards shall be evidenced by a single agreement. The effective date of the granting of an Award shall be the date on which the Board approves such grant. Each grantee of an Option shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company and the grantee; provided that such grant of Options shall terminate if such written Agreement is not signed by such grantee (or his attorney) and delivered to the Company within 90 days after the date the Agreement is sent to such grantee for signature. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Board deems appropriate to ensure that the penalty provisions of section 4999 of the Code will not apply to any stock or cash received from the Company or any of its Subsidiaries by the Holder or a transferee of such Holder if the Award, or any part thereof, has been transferred pursuant to Section 6.05 or Article XXI.

                                   ARTICLE XII
                             Right of First Refusal

               The Agreement may contain such provisions as the Board shall determine to the effect that if a Holder, or such other person exercising an Option, elects to sell all or any Units that such Holder or other person acquired upon the exercise of an Option awarded under the Plan, then such Holder or other person shall not sell such Units unless such

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Holder or other person shall have first offered in writing to sell such Units to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than 10 business days following the date of such offer). If the Company does not accept such offer within 10 days, the Units may be sold on terms no more favorable than those offered to the Company. If the Units (i) are not sold within 10 days of the date the Company declined to purchase the Units or (ii) would be sold on terms more favorable than those offered to the Company, the holder of the Units must again offer the Units for sale to the Company in accordance with this Article XII before any subsequent sale of such Units. Any transfer of Units that occurs after any violation of this Article XII shall be null and void.

                                  ARTICLE XIII
                           Put Rights and Call Rights

               SECTION 13.01. Recurring Put Rights. (a) Prior to any IPO, if a Holder has exercised an Option and held the Units acquired upon exercise for a period of more than six months, such Holder shall have the right to sell to the Company all or any portion of such Units.

               (b) The put right may be exercised only during the 30-day period starting on each Communication Date, at fair market value determined as of the preceding Valuation Date; provided that, unless otherwise determined by the Board, with respect to any calendar year the Company shall not be required to purchase Units issued pursuant to the Plan with an aggregate value in excess of $20,000,000 (the "Put Limit"). To the extent Units with a value in excess of the Put Limit have been put to the Company, the Company shall purchase a pro rata share of the Units put to the Company by each individual.

               (c) The put right will not be available to any Holder who is terminated for cause.

               (d) Prompt payment in respect of the put right will be due, without interest.

               (e) The determination of fair market value shall be made by the Board in good faith. Such determination shall be made on a going concern basis and a minority interest discount shall not be applied in assigning a value to the Units that are being put back to the Company.

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               (f) Notwithstanding the foregoing, the Company shall not be obligated to take any action or make any payment in satisfaction of a Holder's exercise of a put right (the Company being hereinafter referred to as the "Put Obligor") (i) if an event of default should then exist and be continuing under the terms of any agreement for indebtedness for borrowed money to which the Put Obligor or any of its subsidiaries is a party at such time or (ii) if such action or payment would constitute a default or an event of default or result in a mandatory prepayment requirement under the terms of any agreement for indebtedness for borrowed money to which the Put Obligor or any of its subsidiaries is a party at such time (each a "Financing Limitation")

               (g) If the Put Obligor is unable to make payments in respect of the exercise of a put right due to a Financing Limitation, the Put Obligor will make payment of the Put Date Value at the earliest practicable date following the date when such payment would no longer contravene a Financing Limitation, together with interest at the prime rate from the Scheduled Payment Date to the date of payment by the Put Obligor.

               SECTION 13.02.  Recurring Call Rights.

               (a) Prior to an IPO, if a Holder whose employment has terminated for any reason holds Units of the Company acquired upon the exercise of an Option, the Company may, in its discretion, purchase all or any number of such Units that have been held by the Holder for a period of more than six months.

               (b) The call right may be exercised only during the 30-day period starting on each Communication Date.

               (c) The purchase price for called Units shall be the fair market value as determined by the Board as of the preceding Valuation Date, as applicable, and shall be determined under the principles governing the determination of fair market value for purposes of the put right in Section
13.01 of this Plan.

                                   ARTICLE XIV
                            Termination And Amendment

               SECTION 14.01. General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board may at any time

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prior to the tenth anniversary of the Effective Date terminate the Plan, and the
Board may at any time modify or amend the Plan in such respects as it shall deem advisable.

               SECTION 14.02. Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted (or a transferee of such person if the Award, or any part thereof, has been transferred pursuant to Section 6.05 or
Article XXI), adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder (or a transferee of such Holder if the Award, or any part thereof, has been transferred pursuant to Section 6.05 or Article XXI) and subject to the terms and conditions of the Plan (including Section 14.01), the Board may amend outstanding Agreements with any Holder (or any such transferee), including, without limitation, any amendment which would (a) accelerate the time or times at which the Award may be exercised and/or (b) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Board may but solely with the Holder's consent, agree to cancel any Award under the Plan held by such Holder and issue a new Award in substitution therefor; provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made.

               SECTION 14.03. Initial Public Offering. (a) Upon the occurrence of an Initial Public Offering ("IPO") of stock by the Company or a successor, the public corporation shall assume this Plan and any outstanding Options in such manner as the Board shall determine to be equitable and consistent with the purposes of the Plan. The Board shall, in its discretion, determine the period during which the fair market value of the equity interests subject to the Options are determined for purposes of this Section 14.03.

               (b) The Board shall have the right to require all Holders to participate in a sale or merger transaction and to sell their Units to a third party purchaser in connection with such sale or merger. Such right shall be exercisable by written notice (the "Buyout Notice") given to each Holder which shall state (i) that there has been a proposal to effect the sale of the Interests of every Member of the Company to such third party purchaser, (ii) the proposed purchase price per Unit to be paid by the third party purchaser for the Interests of all of the Members, and

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(iii) the name of the third party purchaser, and to which shall be attached a copy of all writings between such selling Member and the other parties to such transaction necessary to establish the terms of such transaction. Each such Holder agrees that, upon receipt of a Buyout Notice, each such Holder shall be obligated to sell his Option Interests upon the terms and conditions of such transaction (and otherwise take all reasonably necessary action to cause consummation of the proposed transaction, including voting any such Option Interest in favor of such transaction). The third party purchaser shall furnish evidence reasonably satisfactory to the Board to the effect that it has the financial ability to consummate the proposed purchase of the Interests of all of the Members. For purposes of this paragraph, "Holder" means a person who holds an unexercised Option or who holds an Interest acquired upon exercise of an Option. The term "Option Interest" means either an Option or an Interest acquired pursuant to exercise of an Option.

               SECTION 14.04. Corporate Reconstitution. If the Company's business is reconstituted in corporate form, outstanding Options shall be assumed by the successor corporation in accordance with the principles set forth in Section 14.03.

                                   ARTICLE XV
                            Effectiveness of the Plan

               The Plan shall become effective upon approval by the affirmative vote of a majority of the Members of the Company entitled to vote thereon.

                                   ARTICLE XVI
                        Government and Other Regulations

               The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any applicable securities exchange.

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                                  ARTICLE XVII
                                   Withholding

               The Company's obligation to deliver Units in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding taxes paid upon the exercise of any Option may be paid in Units upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

                                  ARTICLE XVIII
                                  Separability

               If any of the terms or provisions of this Plan conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the applicable requirements, if any, of section 162(m) of the Code or Rule 16b-3 under the Exchange Act, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating the remaining provisions hereof.

                                   ARTICLE XIX
                           Non-Exclusivity of the Plan

               Neither the adoption of the Plan by the Board nor the submission of the Plan to the Members of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE XX
             Exclusion from Pension and Profit-Sharing Computation.

               By acceptance of an Award, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other

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employee benefit plan of the Company or any of its Subsidiaries. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company or any of its Subsidiaries on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

                                   ARTICLE XXI
                                  Beneficiaries

               Each Holder may designate any person(s) or legal entity(ies), including his or her estate, as his or her beneficiary under the Plan. Such designation shall be made in writing on a form filed with the Secretary of the Company or his or her designee and may be revoked or changed by such Holder at any time by filing written notice of such revocation or change with the Secretary of the Company or his or her designee. If no person shall be designated by a Holder as his or her beneficiary or if no person designated as a beneficiary survives such Holder, the Holder's beneficiary shall be his or her estate.

                                  ARTICLE XXII
                                  Governing Law

               The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.


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